UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) December 23, 2002

                           Wire One Technologies, Inc.
             (Exact name of Registrant as Specified in its Charter)

           Delaware                       0-25940                 77-0312442
       (State or other            (Commission File Number)    (I.R.S. Employer
Jurisdiction of Incorporation)                               Identification No.)

                       225 Long Avenue Hillside, NJ 07205
              (Address of Principal Executive Officers) (Zip Code)

                                 (973) 282-2000
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since past report)

Item 5. Other Events

      On December 17, 2002, Wire One Technologies, Inc. (the "Company") completed the sale of $4,888,000 of its 8% convertible notes in a private placement transaction. The notes are convertible into shares of the Company's common stock at $2.40 per share, or approximately 2,037,000 shares, and are subordinate to the Company's credit facility with JPMorgan Chase Bank. The convertible notes are subject to the terms and conditions of the form of Subordinated Convertible Promissory Note attached hereto as Exhibit 4.1. The purchasers of the notes received five-year warrants to purchase up to approximately 815,000 shares of the Company's common stock at an exercise price of $3.25 per share. The warrants are subject to the terms and conditions of the form of Warrant attached hereto as Exhibit 4.2. Pursuant to the Registration Rights Agreement attached as Exhibit 10.1, the Company has agreed to prepare and file with the Securities and Exchange Commission a registration statement covering the resale of the shares of the Company's common stock issuable upon any conversion of the notes, any exercise of the warrants, and any shares paid to the noteholders by the Company as interest on the notes. The terms of the private placement are more fully set forth in the Note and Warrant Purchase Agreement attached hereto as Exhibit 10.2.

Item 7. Financial Statements and Exhibits

(a)   Financial Statements of Businesses Acquired.

            Not applicable.

(b)   Pro Forma Financial Information.

            Not applicable.

(c)   Exhibits.

Exhibit No.                             Description
-----------                             -----------

4.1               Form of Subordinated Convertible Promissory Note.

4.2 Form of Warrant to Purchase Shares of Common Stock of Wire One Technologies, Inc.

10.1 Registration Rights Agreement dated as of December 17, 2002 between Wire One Technologies, Inc. and the Purchasers set forth therein.

10.2 Note and Warrant Purchase Agreement dated as of December 17, 2002 between Wire One Technologies, Inc. and the Purchasers set forth therein.

99.1              Text of press release dated December 17, 2002

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           WIRE ONE TECHNOLOGIES, INC.

Dated: December 23, 2002


                                        /s/ Jonathan Birkhahn
                                        --------------------------------------
                                        Jonathan Birkhahn
                                        Executive Vice President Business
                                        Affairs, General Counsel and Secretary